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                                                                      EXHIBIT 21

                                  SUBSIDIARIES

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
          NAME                                    JURISDICTION OF ORGANIZATION
          ----                                    ----------------------------
TBA Entertainment Group Nashville, Inc.           Tennessee
(formerly known as Avalon Entertainment
Group, Inc.)

AWC Acquisition Group                             Delaware

TBA Entertainment Holding Corporation             Delaware

Eric Chandler Merchandising, Inc.                 California

TBA Entertainment Group Chicago, Inc.             Delaware
(formerly known as Corporate Productions,
Inc.)

Corporate Incentives, Inc.                        Illinois

TBA Entertainment Group Dallas, Inc.              Texas
(formerly known as Magnum
Communications, Inc.)

TBA Entertainment Group Phoenix, Inc.             Arizona
(formerly known as Image Entertainment
Productions, Inc.)

Karin Glass & Associates, Inc.                    Indiana

Ink Up, Inc.                                      Indiana

KGA, Inc.                                         Indiana

Titley Spalding & Associates LLC                  Tennessee

TKS Marketing, Inc.                               Tennessee

TBA Resort Holding Corporation                    Delaware

TBA/Frank Joint Venture                           Not applicable

Warner/TBA Joint Venture                          Not applicable

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